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Exhibit 5.6

CONSENT OF EXPERT

        The undersigned hereby consents to the references to, and the information derived from, the reports titled "Technical Report on Project 3 Resource Cut Estimation of the Western Bushveld Joint Venture (WBJV) Located on the Western Limb of the Bushveld Igneous Complex, South Africa", dated August 31, 2010, "Updated Technical Report (Updated Feasibility Study) Western Bushveld Joint Venture Project 1 (Elandsfontein and Frischgewaagd)", dated November 20, 2009 with an effective date of October 8, 2009, "An Independent Technical Report on Project Areas 1 and 1A of the Western Bushveld Joint Venture (WBJV) Located on the Western Limb of the Bushveld Igneous Complex, South Africa", dated November 20, 2009 with an effective date of October 8, 2009, and "Revised Inferred Mineral Resource Declaration War Springs (Oorlogsfontein 45K2), Northern Limb Platinum Property, Limpopo Province, Republic of South Africa", dated June 18, 2009, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 9, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ CHARLES J. MULLER Charles J. Muller Date: December 9, 2014

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  Exhibit 5.6
CONSENT OF EXPERT